Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Boqii Holding Limited. of our report dated August 13, 2020 relating to the financial statements, which appears in Boqii Holding Limited’s Amendment No. 3 to the Registration Statement on Form F-1 (File No. 333-248641).

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

June 1, 2021